Exhibit 10.11.1
EXECUTION VERSION

AMENDMENT, CONSENT AND WAIVER TO FINANCING AGREEMENT

This AMENDMENT, CONSENT AND WAIVER TO FINANCING AGREEMENT, dated as of December 31, 2021 (this “Amendment”), is entered into by and between THE KANSAS CITY SOUTHERN RAILWAY COMPANY, a Missouri corporation, with an address of 427 West 12th Street, Kansas City, MO 64105 (the “Borrower”), and the UNITED STATES DEPARTMENT OF TRANSPORTATION, an agency of the United States of America, acting by and through the Executive Director of the Build America Bureau, replacing the Administrator of the Federal Railroad Administration as successor in delegation of authority to so act, with an address of 1200 New Jersey Avenue, S.E., Washington, DC 20590 (the “Administrator”).

RECITALS:

WHEREAS, the Borrower and the Administrator entered into that certain Financing Agreement, dated as of February 21, 2012 (as amended, supplemented or otherwise modified prior to the date hereof, the “Original Financing Agreement”, and as further amended by this Amendment, the “Financing Agreement”), in connection with the financing of the Project;

WHEREAS, as of the date hereof and prior to giving effect to the Transactions (as defined below), Kansas City Southern, a Delaware corporation (“KCS”), owns 100% of the direct issued and outstanding equity interests in the Borrower;

WHEREAS, KCS, Canadian Pacific Railway Limited, a Canadian corporation (“CP”), Cygnus Merger Sub 1 Corporation, a Delaware corporation and direct wholly owned subsidiary of CP (“Surviving Merger Sub”), and Cygnus Merger Sub 2 Corporation, a Delaware corporation and direct wholly owned subsidiary of Surviving Merger Sub (“First Merger Sub”), are parties to that certain Agreement and Plan of Merger, dated as of September 15, 2021 (the “Acquisition Agreement”), pursuant to which (a) First Merger Sub shall be merged with and into KCS (the “First Merger”), with KCS surviving the First Merger as a direct wholly owned subsidiary of Surviving Merger Sub and (b) immediately following the First Merger, KCS shall be merged with and into Surviving Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Surviving Merger Sub surviving the Second Merger as a direct wholly owned subsidiary of CP under the name of “Kansas City Southern” as reflected in its certificate of incorporation as of the effective time of the Second Merger;

WHEREAS, immediately following the Mergers, through a series of capital contributions by CP and its wholly owned subsidiaries and related transactions (collectively, the “Post-Merger Contributions”), Surviving Merger Sub shall be a direct wholly owned subsidiary of Cygnus Holding Corporation, a Delaware corporation (“Merger Holdco”), which in turn is an indirect wholly owned subsidiary of CP;

WHEREAS, immediately following the Post-Merger Contributions, Merger Holdco shall deposit all of the direct issued and outstanding common shares of Surviving Merger Sub into an independent, irrevocable voting trust (the “Trust”) pursuant to that certain Voting Trust Agreement, dated as of December 14, 2021 (the “Voting Trust Agreement”), by and among CP, Merger Holdco and David L. Starling, as trustee (such deposit, the “Trust Stock Deposit”), pursuant to which the trustee will govern Surviving Merger Sub pursuant to and in accordance with the terms set forth in the Voting Trust Agreement;

WHEREAS, upon the occurrence of the Control Date (as defined in the Acquisition Agreement),
(a)the Trust shall cease and come to an end and the Voting Trust Agreement shall terminate and (b) CP shall assume control over Surviving Merger Sub (such assumption of control by CP, the “Acquisition”, together with the Mergers, the Post-Merger Contributions and the Trust Stock Deposit, the “Transactions”) and shall change its name to “Canadian Pacific Kansas City”;

WHEREAS, the Borrower has requested the prior written consent of the Administrator to the change in ownership of each of the Borrower and KCS that will occur solely as a result of the consummation of the Transactions, and the Borrower and the Administrator desire to amend the Original Financing Agreement to reflect such change in ownership of the Borrower and KCS solely as a result of the consummation of the Transactions, upon the terms and subject to the conditions set forth in this Amendment;

WHEREAS, the Borrower and Kansas City Southern de Mexico, S.A. de C.V. (“KCSM”) entered into that certain Master Equipment Run-Through Agreement, dated as of October 13, 2011 (the “KCSM Run-Through Agreement”);

WHEREAS, the Borrower entered into that certain Amendment No. 1 to Master Equipment Run- Through Agreement, effective as of December 1, 2016 (the “2016 Rate Amendment”), pursuant to which the Rate (as defined in the KCSM Run-Through Agreement) was amended as set forth therein;

WHEREAS, the Borrower has requested a waiver by the Administrator of the Event of Default arising under Section 6.1(c) of the Original Financing Agreement solely as a result of the Borrower’s breach of the covenant contained in Section 5.8 of the Original Financing Agreement solely in connection with the amendment of the Rate (as defined in the KCSM Run-Through Agreement) pursuant to the 2016 Rate Amendment;

WHEREAS, the Borrower intends to enter into that certain Amendment No. 2 to Master Equipment Run-Through Agreement, to be effective as of December 1, 2021 (the “2021 Rate Amendment”), pursuant to which the Rate (as defined in the KCSM Run-Through Agreement) will be amended as set forth therein;

WHEREAS, the amendment of the Rate (as defined in the KCSM Run-Through Agreement) pursuant to the 2021 Rate Amendment requires the prior written consent of the Administrator under Section 5.8 of the Original Financing Agreement, and the Borrower has requested such prior written consent of the Administrator; and

NOW, THEREFORE, the premises being as stated above, and for good and valuable consideration, the receipt and sufficiency of which are acknowledged to be adequate, and intending to be legally bound hereby, it is hereby mutually agreed by and between the Borrower and the Administrator as follows:

1.DEFINITIONS AND INTERPRETATION

In this Amendment (including the recitals), unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Amendment shall have the respective meanings assigned to such terms in the Original Financing Agreement. Except as otherwise expressly provided herein, the provisions of Section 1.2 (Interpretation) of the Original Financing Agreement are hereby incorporated herein mutatis mutandis, with references to “this Agreement” therein deemed to be references to this Amendment. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

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2.AUTHORITY FOR AMENDMENT

This Amendment amends the Original Financing Agreement and is entered into in accordance with Section 7.14 (Amendments and Waivers) of the Original Financing Agreement.

3.CONSENT AND WAIVER

Subject to the satisfaction of the conditions to effectiveness specified in Section 6(a) hereof, the Administrator hereby (a) consents to (i) the occurrence of the change in ownership of each of the Borrower and KCS that will occur solely as a result of the consummation of the Transactions and (ii) the amendment of the Rate (as defined in the KCSM Run-Through Agreement) pursuant to the 2021 Rate Amendment and
(b)waives the Event of Default arising under Section 6.1(c) of the Original Financing Agreement solely as a result of the Borrower’s breach of the covenant contained in Section 5.8 of the Original Financing Agreement solely in connection with the amendment of the Rate (as defined in the KCSM Run-Through Agreement) pursuant to the 2016 Rate Amendment.

4.AMENDMENTS TO THE ORIGINAL FINANCING AGREEMENT

(a)Subject to the satisfaction of the conditions to effectiveness specified in Section 6(a) hereof, the Original Financing Agreement shall be amended as follows:

(i)Section 1.1 (Definitions) of the Original Financing Agreement shall be amended by inserting the following new definition in its appropriate alphabetic location:

““KCS Credit Agreement” means that certain Credit Agreement, dated as of March 8, 2019, among KCS, as borrower, the guarantors from time to time party thereto, the lenders and issuing banks from time to time party thereto and Bank of America, N.A., as administrative agent.”.

(ii)Sub-clause (x) of Section 4.9(b)(iii) (Financial and Other Reporting Obligations) of the Original Financing Agreement shall be deleted in its entirety and replaced with the following:

“(x) as soon as available, a copy of KCS’s Form 10-K and any amendment, restatement, modification or supplement to, or any credit facility that replaces or refinances, the KCS Credit Agreement and”.

(iii)Section 4.9(b)(x) (Financial and Other Reporting Obligations) of the Original Financing Agreement shall be deleted in its entirety and replaced with the following:

“(x) together with any information required to be delivered pursuant to clause (i) or (ii) above, a copy of any certificate or other document delivered from time to time to the Administrative Agent under (and as defined in) the KCS Credit Agreement containing any computation of any financial maintenance covenant set forth in the KCS Credit Agreement with respect to such quarterly period or fiscal year, as applicable (including (without limitation) the certificates required pursuant to Section 5.03(b) and Section 5.03(c) of the KCS Credit Agreement), provided that, in the event that the KCS Credit Agreement is terminated or refinanced in full other than with a bank credit facility containing one or more financial maintenance covenants, the Borrower shall continue to deliver to the Administrator copies of such certificates or other documents on or prior to the date on which the information required under clause (i) or (ii) above is delivered, assuming for these

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purposes that the financial maintenance covenant(s) in effect at the time of such termination or refinancing continue to be tested on such future date(s).”.

(iv)Section 6.1(k) (Events of Default) of the Original Financing Agreement shall be deleted in its entirety and replaced with the following:

“(k) An “Event of Default” as defined in the KCS Credit Agreement shall have occurred thereunder and shall continue unremedied for a period of thirty (30) days, to the extent such Event of Default results directly from a failure by the Borrower to comply with (i) any financial maintenance covenant from time to time specified therein, including (without limitation) the covenants specified in Section 5.04 of the KCS Credit Agreement or (ii) any negative covenant from time to time contained therein restricting the Borrower's ability to declare or pay dividends or make other distributions, including (without limitation) the negative covenant contained in Section 5.02(g) of the KCS Credit Agreement.”.

(b)Subject to the satisfaction of the condition to effectiveness specified in Section 6(b) hereof, the Original Financing Agreement (as amended pursuant to Section 4(a) hereof) shall be amended as follows:

(i)Section 1.1 (Definitions) of the Original Financing Agreement (as amended pursuant to Section 4(a) hereof) shall be amended by inserting the following new definitions in their appropriate alphabetic locations:

““CPKC” means Canadian Pacific Kansas City, a Canadian corporation.”; and

““CPKC Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of September 27, 2019, among Canadian Pacific Railway Company, as borrower, CPKC (formerly known as Canadian Pacific Railway Limited), as covenantor, the lenders from time to time party thereto and Royal Bank of Canada, as administrative agent.”.

(ii)The definition of “KCS Credit Agreement” in Section 1.1 (Definitions) of the Original Financing Agreement (as amended pursuant to Section 4(a) hereof) shall be deleted in its entirety.

(iii)Section 4.9(b)(i) (Financial and Other Reporting Obligations) of the Original Financing Agreement shall be deleted in its entirety and replaced with the following:

“(i) as soon as available and in any event within sixty (60) days after the end of each quarterly period, except the last, of each fiscal year, unaudited consolidated financial statements of CPKC and its consolidated subsidiaries containing consolidated balance sheets of CPKC and its consolidated subsidiaries as at the end of such period, together with the related consolidated statements of income and cash flows of CPKC and its consolidated subsidiaries for the period beginning on the first day of such fiscal year and ending on the last day of such quarterly period, setting forth in each case (except for the consolidated balance sheet) in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles and certified by any Vice President, the Treasurer, the Chief Financial Officer or any Assistant Treasurer of CPKC;”.

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(iv)Section 4.9(b)(ii) (Financial and Other Reporting Obligations) of the Original Financing Agreement shall be deleted in its entirety and replaced with the following:

“(ii) as soon as available and in any event within one hundred twenty (120) days after the last day of each fiscal year, a copy of CPKC’s annual audited report covering the operations of CPKC and its consolidated subsidiaries containing consolidated balance sheets, and related consolidated statements of income and retained earnings and consolidated statement of cash flows of CPKC and its consolidated subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a consistent basis, which statements will have been certified by a firm of independent public accountants of recognized national standing selected by CPKC;”.

(v)Section 4.9(b)(iii) (Financial and Other Reporting Obligations) of the Original Financing Agreement (as amended pursuant to Section 4(a) hereof) shall be deleted in its entirety and replaced with the following:

“(x) as soon as available, a copy of CPKC’s Annual Report to its shareholders and any amendment, restatement, modification or supplement to, or any credit facility that replaces or refinances, the CPKC Credit Agreement and (y) as soon as practicable after filing and in all events not later than the delivery of the information delivered pursuant to clause (i) or (ii) above, a copy of each filing made by CPKC with the SEC on Form 8-K during the period to which information relates;”.

(vi)Section 4.9(b)(x) (Financial and Other Reporting Obligations) of the Original Financing Agreement (as amended pursuant to Section 4(a) hereof) shall be deleted in its entirety and replaced with the following:

“(x) together with any information required to be delivered pursuant to clause (i) or (ii) above, a copy of any certificate or other document delivered from time to time to the Administrative Agent under (and as defined in) the CPKC Credit Agreement containing any computation of any financial maintenance covenant set forth in the CPKC Credit Agreement with respect to such quarterly period or fiscal year, as applicable (including (without limitation) the certificate required pursuant to Section 8.1(a)(iii) of the CPKC Credit Agreement), provided that, in the event that the CPKC Credit Agreement is terminated or refinanced in full other than with a bank credit facility containing one or more financial maintenance covenants, the Borrower shall continue to deliver to the Administrator copies of such certificates or other documents on or prior to the date on which the information required under clause (i) or (ii) above is delivered, assuming for these purposes that the financial maintenance covenant(s) in effect at the time of such termination or refinancing continue to be tested on such future date(s).”.

(vii)Section 6.1(k) (Events of Default) of the Original Financing Agreement (as amended pursuant to Section 4(a) hereof) shall be deleted in its entirety and replaced with the following:

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“(k) An “Event of Default” as defined in the CPKC Credit Agreement shall have occurred thereunder and shall continue unremedied for a period of thirty (30) days, to the extent such Event of Default results directly from a failure by the Borrower to comply with (i) any financial maintenance covenant from time to time specified therein, including (without limitation) the covenants specified in Sections 8.2(g) and 8.3 of the CPKC Credit Agreement, or (ii) any negative covenant from time to time contained therein restricting CPKC’s ability to declare or pay dividends or make other distributions.”.

5.REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to the Administrator, as of the date of this Amendment, as of the Consent Effective Date (as defined below) and as of the Amendment Effective Date (as defined below), as follows:

(a)Power and Authority; Due Execution; Enforceability. The Borrower has full legal right, power and authority to execute and deliver this Amendment and perform its obligations under this Amendment and the Financing Agreement. This Amendment has been duly authorized, executed and delivered by the Borrower, and the officer of the Borrower executing this Amendment is fully authorized to do so. This Amendment constitutes, and as of each of the Consent Effective Date and the Amendment Effective Date the Financing Agreement will constitute, the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in equity or at law).

(b)Non-Contravention. None of the execution, delivery, or performance of this Amendment (or the performance of the Financing Agreement), the consummation of the transactions contemplated herein and therein or the fulfillment of, or compliance with, the terms and conditions hereof and thereof, in each case, by the Borrower will (i) conflict with the certificate of incorporation, articles of incorporation and bylaws or other organizational documents of the Borrower, (ii) conflict in any material respect with, or constitute a violation, breach or default (whether immediately or after notice or the passage of time or both) by the Borrower of or under, any applicable law, administrative rule or regulation, any applicable court or administrative decree or order, or any indenture, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument to which the Borrower is a party or by which it or its properties or assets are otherwise subject or bound, or (iii) result in the creation or imposition of any prohibited Lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower.

(c)Consents and Approvals. No consent or approval of any trustee, holder of any Indebtedness of the Borrower or any other Person, and no consent, permission, authorization, order or license of, or filing or registration with, any governmental authority is necessary in connection with the execution and delivery of this Amendment by the Borrower or the performance by the Borrower of its obligations hereunder and under the Financing Agreement, except as have been obtained or made and as are in full force and effect.

(d)No Defaults. At the time of (except to the extent expressly waived by this Amendment), and immediately after giving effect to, this Amendment, (i) no Default or Event of Default, and no event of default (howsoever described or designated) under any Loan Document or KCSM Document, has occurred and is continuing and (ii) no event has occurred and is continuing or condition exists that, with the giving of notice or the passage of time or both, would constitute an event of default (howsoever described or designated) under any Loan Document or KCSM Document.

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(e)Debarment and Suspension. The Borrower is not presently debarred, suspended, proposed for debarment, declared ineligible or voluntarily excluded by any federal department or agency from participation in contracts, procurement and non-procurement matters with the United States of America or its departments or agencies.

6.EFFECTIVENESS

Notwithstanding anything in this Amendment to the contrary, (a) this Amendment (including the consents and waiver contemplated in Section 3 of this Amendment and the amendments contemplated in Section 4(a) of this Amendment, but excluding the amendments contemplated in Section 4(b) of this Amendment) shall become effective as of the first date (the “Consent Effective Date”) when each of the following conditions precedent shall have been satisfied or waived in writing by the Administrator: (i) the consummation of the Transactions (other than the Acquisition) shall have occurred (or will occur simultaneously with the effectiveness of this Amendment (other than the amendments contemplated in Section 4(b) of this Amendment)) and (ii) the Borrower shall have delivered to the Administrator a duly executed copy of each of (A) this Amendment and (B) the 2021 Rate Amendment, in form and substance satisfactory to the Administrator, and (b) the amendments contemplated in Section 4(b) of this Amendment shall become effective as of the first date (the “Amendment Effective Date”) when the following condition precedent shall have been satisfied or waived in writing by the Administrator: the consummation of the Transactions shall have occurred (or will occur simultaneously with the effectiveness of the amendments contemplated in Section 4(b) of this Amendment).

7.RATIFICATION; REAFFIRMATION

(a)This Amendment and all its terms, conditions and provisions shall be deemed to be part of the Original Financing Agreement. Except as specifically amended and supplemented by this Amendment, all other terms, conditions and provisions of the Original Financing Agreement (i) are unchanged and
(ii) shall remain in full force and effect and are hereby ratified and confirmed by each party hereto, as amended hereby. In the event of any conflict or inconsistency between this Amendment and the Original Financing Agreement, the terms and provisions of this Amendment shall govern and prevail to the extent necessary to resolve such conflict or inconsistency.

(b)The Borrower, as of the date of this Amendment, the Consent Effective Date and the Amendment Effective Date, hereby expressly (i) acknowledges the terms of this Amendment, and
(ii) reaffirms (A) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, and (B) its grant of Liens on the Collateral to secure the Indebtedness pursuant to the Collateral Documents.

8.LIMITATION OF AMENDMENT; RESERVATION OF RIGHTS

(a)Except as expressly provided in this Amendment, no provision of this Amendment shall be deemed (i) to be a consent, waiver, supplement to or modification of any terms or conditions of the Original Financing Agreement, any other Loan Document or any of the instruments referred to therein or
(ii) to prejudice any rights or remedies which the Administrator may have now or in the future under or in connection with the Financing Agreement or any other Loan Document.

(b)On and after the Consent Effective Date, each reference in the Financing Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the

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Financing Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Original Financing Agreement, as amended hereby.

(c)This Amendment shall constitute a “Loan Document” for all purposes of the Financing Agreement and the other Loan Documents.

(d)No amendment, modification or termination of any provision of this Amendment shall in any event be effective without the written consent of each of the parties hereto.

9.COUNTERPARTS; ELECTRONIC EXECUTION

This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Electronic delivery of an executed counterpart of a signature page of this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper- based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Electronic Signatures in Global and National Commerce Act, the New York State Uniform Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act.

10.GOVERNING LAW

This Amendment shall be governed by the federal laws of the United States of America if and to the extent that such federal laws are applicable and the internal laws of the State of New York if and to the extent that such federal laws are not applicable.

11.SEVERABILITY

Any provision of this Amendment that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions of this Amendment or affecting the validity, enforceability or authorization of such provision in any other jurisdiction.

12.BINDING EFFECT

This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Financing Agreement.

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13.EXPENSES

The Borrower shall pay to the Administrator, within thirty (30) days after receipt by the Borrower of invoices in respect thereof, the reasonable fees and expenses of the Administrator’s counsel employed by the Administrator for the purposes hereof.

14.HEADINGS

The section headings used herein have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Amendment.

[The remainder of this page has been intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers that have been duly authorized to do so as of the date first written above.

THE KANSAS CITY SOUTHERN RAILWAY COMPANY
By: /s/ Michael W. Cline
Name: Michael W. Cline
Title: VP- Corporate Audit Services and Treasurer

[Signature Page to Amendment, Consent and Waiver to Financing Agreement (KCSRC)]

UNITED STATES DEPARTMENT OF
TRANSPORTATION, acting by and through the Executive Director of the Build America Bureau

By:    /s/ Morteza Farajian     Name: Morteza Farajian
Title: Executive Director

[Signature Page to Amendment, Consent and Waiver to Financing Agreement (KCSRC)]